UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2014

ACTAVIS plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	000-55075	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.

On June 12, 2014, Actavis plc issued a press release announcing that Forest Laboratories, Inc., a Delaware corporation (“Forest”) had received valid consents from holders of a majority of each of its $1,200,000,000 in aggregate principal amount of outstanding 5.00% Senior Notes due 2021, $1,050,000,000 in aggregate principal amount of outstanding 4.375% Senior Notes due 2019 and $750,000,000 in aggregate principal amount of outstanding 4.875% Senior Notes due 2021 (collectively, the “Notes”). As consideration for the consents, Actavis plc will fully, unconditionally and irrevocably guarantee each series of the Notes, subject to the closing of Actavis plc’s pending acquisition of Forest and certain other customary conditions. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Actavis plc entitled “Actavis Announces Receipt of Requisite Consents and Expiration of Consent Solicitations for Forest Laboratories Senior Notes” dated June 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2014		ACTAVIS plc

	By:	/s/ R. Todd Joyce
R. Todd Joyce
Chief Financial Officer - Global

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Actavis plc entitled “Actavis Announces Receipt of Requisite Consents and Expiration of Consent Solicitations for Forest Laboratories Senior Notes” dated June 12, 2014.

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